EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of The Pennant Group, Inc. and the effectiveness of the Pennant Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Pennant Group, Inc. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Boise, ID
July 7, 2025